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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 31, 2002


                               CDSI HOLDINGS INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        0001-22563                                      95-4463937
(Commission File Number)                   (I.R.S. Employer Identification No.)


 100 S.E. SECOND STREET, MIAMI, FLORIDA                              33131
(Address of principal executive offices)                          (Zip Code)


                                 (305) 579-8000
              (Registrant's telephone number, including area code)








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ITEM 5. OTHER EVENTS

         CDSI Holdings Inc. (the "Company") has held a minority interest in ThinkDirectMarketing Inc. ("TDMI") since November 1998. The Company has been informed that IMX Pharmaceuticals, Inc. ("IMXI") acquired all the shares of TDMI on January 31, 2002 by exercising a previously issued option. The Company has been informed it will receive 8,250 shares of IMXI Class B Convertible Preferred Stock in exchange for its interest in TDMI. Each share of IMXI Class B Preferred Stock is entitled to receive an annual dividend of $4.00 on December 31 of each year. The dividend may be paid at the option of IMXI in shares of its Common Stock, which trades on the NASD OTC Electronic Bulletin Board under the symbol "IMXI". The shares of IMXI Class B Preferred Stock to be received by the Company are convertible into 165,000 shares of IMXI Common Stock and may be converted on the earlier of (i) October 1, 2002 or (ii) the effective date of a registration statement under the Securities Act of 1933 for the Common Stock into which the Class B Preferred Stock may be converted. Under an Investors' Rights Agreement dated January 31, 2002 between IMXI and the former TDMI stockholders, if IMXI receives after July 31, 2002 a written request from at least 50% of the former TDMI stockholders to register the IMXI Common Stock issuable on conversion of the IMXI Class B Preferred Stock, it must use its best efforts to file, within 90 days of the receipt of such request, a registration statement covering the registration of such securities under the Securities Act of 1933.

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CDSI HOLDINGS INC.

                                 By: /s/ J. BRYANT KIRKLAND III
                                     ------------------------------------------
                                     J. Bryant Kirkland III
                                     Vice President and Chief Financial Officer

Date:  February 14, 2002




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